Exhibit 99

Patterson Companies Announces Resignation

Of President of Veterinary Business

St. Paul, MN—August 14, 2005—Patterson Companies, Inc. (Nasdaq: PDCO) today announced the resignation of Jeffrey H. Webster, president of Patterson’s Webster Veterinary unit. His resignation is effective immediately, but to ensure a smooth management transition, he will remain as a consultant with Webster Veterinary through the end of the current fiscal year in April 2007.

Patterson named George L. Henriques as Webster Veterinary’s new president. Previously Webster’s chief information officer, Henriques has been with the company for six years. Prior to joining Webster, Henriques was a principal and vice president of business development at PharmaConnect, a content-based Internet company. He previously worked seven years at AstraZeneca in various management roles. The balance of his professional career has been in the fields of sales and marketing, software development and project management. Henriques serves on the board of directors of the American Veterinary Distributors Association.

Webster commented: “The decision to leave Patterson was extremely difficult, and I am grateful for the opportunity to have worked for a company of Patterson’s quality and stature. When Webster Veterinary was acquired in 2001, I made a five-year commitment to build this unit into a powerful, national veterinary supply distributor through strategic acquisitions, internal expansion and by adopting Patterson’s value-added strategy. As evidenced by our strong operating results, we have made significant progress with these initiatives. Having met many of our management objectives, and with the business demonstrating strong, forward momentum, I now want to take some time to evaluate my personal priorities and future direction. George Henriques is superbly qualified to lead Webster Veterinary, and I have every confidence that he will build upon our progress and direct this business to a new stage of success.”

James W. Wiltz, Patterson’s president and chief executive officer, said: “Jeff has been an outstanding leader of our veterinary business. We are disappointed by his decision to leave Patterson, but we appreciate his willingness to assist in an orderly transition. All of us at Patterson wish him the very best in all of his future activities. At the same time, we are fortunate to have an executive of George Henriques’ experience and capabilities to take over the leadership role at Webster Veterinary. He is the right person for this key position, and we firmly believe George can successfully build on the solid foundation that Jeff has established at our veterinary business.”

About Patterson

Patterson Companies, Inc. is a specialty, value-added distributor serving the dental, companion-pet veterinary and rehabilitation markets.

Patterson Dental

Patterson Dental, our largest business, provides a virtually complete range of consumable dental supplies, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Webster Veterinary

Webster Veterinary is the nation’s second largest distributor of consumable veterinary supplies, equipment, diagnostic products, vaccines and pharmaceuticals to companion-pet veterinary clinics and hospitals.

Patterson Medical

Patterson Medical, operating as Sammons Preston Rolyan in the U.S. and Homecraft in international markets, is the world’s leading distributor of rehabilitation supplies, equipment and non-wheelchair assistive living products to the physical and occupational therapy markets.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements: competition within the dental, veterinary, and rehabilitative and assistive living supply industries; changes in the economics of dentistry, including reduced growth in expenditures by private dental insurance plans, the effects of economic conditions and the effects of healthcare reform, which may affect future per capita expenditures for dental services and the ability and willingness of dentists to invest in high-technology products; the effects of healthcare related legislation and regulation which may affect expenditures or reimbursements for rehabilitative and assistive products; changes in the economics of the veterinary supply market, including reduced growth in per capita expenditures for veterinary services and reduced growth in the number of households owning pets; the ability of the Company to maintain satisfactory relationships with its sales force; unforeseen operating risks; risks associated with the dependence on manufacturers of the Company’s products; and the ability of the Company to successfully integrate the recent acquisitions into its existing business. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission.

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CONTACT:	Patterson Companies, Inc., St. Paul
R. Stephen Armstrong, 651-686-1600

or

Equity Market Partners
Richard G. Cinquina, 904-415-1415